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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 1, 1998
                Date of Report (Date of earliest event reported)

                          DISCOVERY LABORATORIES, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                     000-26422                94-3171943
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)

                        350 South Main Street, Suite 307
                         Doylestown, Pennsylvania 18901
                    (Address of principal executive offices)

                                 (212) 340-4699
              (Registrant's telephone number, including area code)

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Item 5. Other Events

            Effective as of December 1, 1998, the conversion price applicable to the Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), of Discovery Laboratories, Inc. (the "Company") will be adjusted in accordance with its terms from $6.4242 to $3.2121 (the "Reset"). Accordingly, after giving effect to the Reset, each full share of Series B Preferred Stock shall be convertible at the option of the holder thereof into
3.11 shares of Common Stock, par value $.001 per share, of the Company ("Common Stock").

            As of November 30, 1998, there were approximately 4,420,208 shares of Common Stock and approximately 2,133,630 shares of Series B Preferred Stock outstanding. The effect of the Reset is to increase the number of shares of Common Stock issuable upon conversion of all of the presently outstanding Series B Preferred Stock by approximately 3,321,208 shares. Accordingly, giving effect to the Reset, there are approximately 13,729,330 shares of Common Stock outstanding on a fully diluted basis (exclusive of the Company's Class A Warrants, Class B Warrants and Unit Purchase Options).

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                DISCOVERY LABORATORIES, INC.

Date: December 1, 1998

                                By: /s/ Robert J. Capetola, Ph.D.
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                                    Name: Robert J. Capetola, Ph.D.
                                    Title: President and Chief Executive Officer